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FOLLMER,
RUDZEWICZ & CO., P.C.

CERTIFIED PUBLIC ACCOUNTANTS













                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Danninger Medical Technology, Inc., on Form S-8 (file numbers 33-26211, 33-39336, 33-61995 and 33-91610) of our report dated October 30, 1996, on our audits of the financial statements of Surgical & Orthopedic Specialties, Ltd. as of December 31, 1995 and 1994, which report is included in this Form 8-K.



                                        /s/ Follmer, Rudzewicz & Co., P.C.
                                        FOLLMER, RUDZEWICZ & CO., P.C.
                                        Sterling Heights, Michigan

   11-21-96
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Date